Exhibit 23(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus and to the reference to us under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information. The Prospectus and Statement of Additional Information constitutes part of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2001